Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       January 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Sector Funds, Inc.
File No. 811-03175


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the fiscal year ended November 30, 2007. The
Form N-SAR was filed using the EDGAR system.


                                              Very truly yours,


							/s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of January 2007.


Jennison Sector Funds, Inc.



Witness: /s/ Floyd L. Hoelscher				By: /s/ Jonathan D. Shain
       Floyd L. Hoelscher						Jonathan D. Shain
       								Assistant Secretary